Exhibit 99.1

Volt Information Sciences, Inc. Reports First Quarter

Fiscal 2021 Financial Results

Reports Year-Over-Year Revenue Growth and Improved Operating Results

Orange, CA, March 16, 2021 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the first quarter ended January 31, 2021.

First Quarter Summary

•	Revenue was $218.0 million, compared to $217.8 million in the first quarter of fiscal 2020; Adjusted Revenue* increased 0.4%.
•	Gross margin was 15.0%, a 60-basis point increase compared to the prior-year quarter.
•	GAAP operating loss for the quarter was ($1.7) million, a $7.6 million improvement compared to the prior-year quarter; Adjusted Operating Loss*, excluding impairment and restructuring charges, improved by $7.0 million year over year to ($1.1) million.
•	GAAP EPS loss was ($0.11) per share compared to ($0.50) per share in the first quarter of fiscal 2020; Adjusted EPS* was ($0.08).
•	Adjusted EBITDA* increased $6.5 million year over year to $0.9 million.

* Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA are Non-GAAP measures described and defined below.

“I am very encouraged by our results to start fiscal 2021, which were made possible through a combination of our continued response to COVID-19 and the resiliency we showed in managing our business. Our ongoing recovery is directly attributable to the never-ending hard work and dedication of all Volt employees, who continue to adapt and provide industry-leading service to our clients,” said Linda Perneau, President and Chief Executive Officer. “Despite ongoing business disruption from the pandemic, we posted year-over-year Revenue and Adjusted EBITDA growth compared to our first quarter in fiscal 2020, a pre-pandemic quarter. We also reported our third consecutive quarter of positive Adjusted EBITDA.”

First Quarter Results

North American Staffing revenue for the quarter was $184.2 million, as compared to $182.4 million for the first quarter of fiscal 2020. Adjusted Revenue, which is a Non-GAAP measure, for this segment increased approximately 2.2 percent year over year. The increase is primarily attributable to business wins with new clients and expansion of business within existing clients.

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International Staffing revenue for the quarter was $24.0 million, compared to $26.2 million in the prior-year quarter. Adjusted Revenue decreased 12.9 percent year over year. The decrease is primarily due to the results within our U.K. business.

North American MSP revenue for the first quarter was $9.7 million, compared to $9.4 million in the prior-year quarter. The increase is primarily attributable to increased demand in its payroll service business.

Gross margin for the quarter was 15.0 percent of revenue, a 60 basis-point increase from the first quarter of fiscal 2020. The increase is primarily attributable to improved margins in our North American and International Staffing segments.

SG&A expense for the first quarter was $33.7 million, a $5.8 million reduction from the prior-year quarter. The reduction is primarily attributable to lower labor and related expenses, facility costs and professional fees.

Adjusted EBITDA, which is a Non-GAAP measure, was $0.9 million for the first quarter of fiscal 2021, compared to ($5.6) million in the prior-year quarter.

“Our results demonstrate the effectiveness of the strategic actions we’ve taken over the past two years. We are now positioned to achieve even greater success going forward, accelerating our growth and profitability,” commented Ms. Perneau. “Although we experienced widespread shutdowns due to last month’s winter storms, and the prior-year quarter includes seven weeks that were unaffected by COVID-related shutdowns, we expect to report sequential and year-over-year improvement in our operating results for the second quarter.”

2021 Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Tuesday, March 16, 2021, at 5:00 p.m. Eastern Time, to review the financial results for the first quarter ended January 31, 2021. A presentation supplementing the call can be accessed through the investor relations portion of the website. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

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Forward-Looking Statements

This press release contains forward-looking statements that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss), Adjusted EPS and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis and eliminating (a) the impact of businesses sold or exited, (b) the impact from the migration of certain clients from a traditional staffing model to a managed service model and (c) special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue is defined as revenue excluding businesses exited and the effect of foreign currency translation. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company includes such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. A reconciliation is shown in the tables at the end of this press release.

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Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited.

The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

Adjusted EPS is defined as earnings per share excluding impairment and restructuring charges. The Company believes that the presentation of Adjusted EPS is useful for investors since it removes certain special items which the Company does not consider indicative of the current and future period performance.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA, Adjusted Operating Income (Loss) and Adjusted EPS may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation and utilities. For more information, visit www.volt.com.

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Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

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Results of Operations
(in thousands, except per share data)
	Three Months Ended
	January 31, 2021	November 1, 2020	February 2, 2020

Net revenue	$217,958	$211,073	$217,766
Cost of services	185,276	176,844	186,339
Gross margin	32,682	34,229	31,427

Selling, administrative and other operating costs	33,747	30,735	39,497
Restructuring and severance costs	632	438	1,246
Impairment charges	31	14,518	11
Operating loss	(1,728)	(11,462)	(9,327)

Interest income (expense), net	(477)	(431)	(700)
Foreign exchange gain (loss), net	242	(62)	(328)
Other income (expense), net	(156)	(291)	(258)
Loss before income taxes	(2,119)	(12,246)	(10,613)
Income tax provision	327	271	195
Net loss	$(2,446)	$(12,517)	$(10,808)

Per share data:
Basic:
Net loss	$(0.11)	$(0.58)	$(0.50)
Weighted average number of shares	21,793	21,607	21,416

Diluted:
Net loss	$(0.11)	$(0.58)	$(0.50)
Weighted average number of shares	21,793	21,607	21,416

Segment data:

Net revenue:
North American Staffing	$184,216	$178,603	$182,395
International Staffing	24,013	23,033	26,223
North American MSP	9,669	9,365	9,369
Corporate and Other	119	135	203
Eliminations	(59)	(63)	(424)
Net revenue	$217,958	$211,073	$217,766

Operating income (loss):
North American Staffing	$6,175	$8,956	$99
International Staffing	382	278	374
North American MSP	532	885	754
Corporate and Other	(8,817)	(21,581)	(10,554)
Operating income (loss)	$(1,728)	$(11,462)	$(9,327)

Work days	59	64	59

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Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months ended
	January 31, 2021	February 2, 2020

Cash, cash equivalents and restricted cash beginning of the period	$56,433	$38,444

Cash used in all other operating activities	2,392	(6,081)
Changes in operating assets and liabilities	(8,891)	6,114
Net cash (used in) provided by operating activities	(6,499)	33

Purchases of property, equipment, and software	(959)	(1,370)
Net cash provided by (used in) all other investing activities	(4)	336
Net cash used in investing activities	(963)	(1,034)

Debt issuance costs	(161)	(230)
Net cash used in all other financing activities	(5)	(6)
Net cash used in financing activities	(166)	(236)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	(565)

Net decrease in cash, cash equivalents and restricted cash	(7,641)	(1,802)

Cash, cash equivalents and restricted cash end of the period	$48,792	$36,642

Cash paid during the period:
Interest	$484	$730
Income taxes	$8	$4

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$40,062	$30,876
Restricted cash included in Restricted cash and short term investments	8,730	5,766
Cash, cash equivalents and restricted cash, at end of period	$48,792	$36,642

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Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	January 31, 2021	November 1, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,062	$38,550
Restricted cash and short-term investments	11,876	20,736
Trade accounts receivable, net of allowances of $157 and $219, respectively	129,907	121,916
Other current assets	6,152	7,058
TOTAL CURRENT ASSETS	187,997	188,260
Property, equipment and software, net	21,438	22,167
Right of use assets - operating leases	24,772	25,107
Other assets, excluding current portion	6,654	6,311
TOTAL ASSETS	$240,861	$241,845

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$18,957	$18,357
Accounts payable	25,733	31,221
Accrued taxes other than income taxes	26,584	12,983
Accrued insurance and other	16,891	15,908
Operating lease liabilities	7,201	7,144
Income taxes payable	630	891
TOTAL CURRENT LIABILITIES	95,996	86,504
Accrued insurance and other, excluding current portion	22,278	29,988
Operating lease liabilities, excluding current portion	36,836	38,232
Income taxes payable, excluding current portion	90	90
Deferred income taxes	—	3
Long-term debt	59,081	59,154
TOTAL LIABILITIES	214,281	213,971

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,736,575 and 21,729,400 shares, respectively	2,374	2,374
Paid-in capital	80,142	79,937
Accumulated deficit	(32,384)	(29,793)
Accumulated other comprehensive loss	(5,527)	(6,458)
Treasury stock, at cost; 2,001,428 and 2,008,603 shares, respectively	(18,025)	(18,186)
TOTAL STOCKHOLDERS' EQUITY	26,580	27,874
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$240,861	$241,845

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GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	January 31, 2021	February 2, 2020
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(2,446)	$(10,808)
Restructuring and severance costs	632 (a)	1,246 (b)
Impairment Costs	31	11
Non-GAAP net loss	$(1,783)	$(9,551)

	Three Months Ended
	January 31, 2021	February 2, 2020
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(2,446)	$(10,808)
Restructuring and severance costs	632 (a)	1,246 (b)
Impairment Costs	31	11
Depreciation and amortization	1,705	1,973
Share-based compensation expense	226	511
Total other (income) expense, net	391	1,286
Provision (benefit) for income taxes	327	195
Adjusted EBITDA	$866	$(5,586)

Special item adjustments consist of the following:

(a)	Relates to actions taken by the Company as part of its continued efforts to reduce costs and on-going costs related to facilities impaired in the second half of fiscal 2020, net of a lease termination gain.
(b)	Primarily relates to the strategic initiative costs to offshore a significant number of identified roles to our staffing operations in Bangalore, India.

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended January 31, 2021	Three Months Ended February 2, 2020
	As Reported	As Reported	FX Impact	MSP Delivery Model Shift	Adjusted
Revenue
North American Staffing	$184,216	$182,395	$—	$(2,072)	$180,323
International Staffing	24,013	26,223	1,355	—	27,578
North American MSP	9,669	9,369	—	52	9,421
Corporate and Other	119	203	—	—	203
Eliminations	(59)	(424)	—	—	(424)
Total Revenue	$217,958	$217,766	$1,355	$(2,020)	$217,101
% change					0.4%

  GAAP to Non-GAAP Reconciliations

  (in thousands)

	Three Months Ended January 31, 2021	Three Months Ended February 2, 2020
	As Reported	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$6,175	$99	$—	$99
International Staffing	382	374	—	374
North American MSP	532	754	—	754
Corporate and Other	(8,817)	(10,554)	32	(10,522)
Total Operating Income (Loss)	$(1,728)	$(9,327)	$32	$(9,295)

  GAAP to Non-GAAP Reconciliations

  (in thousands)

	Three Months Ended January 31, 2021	Three months ended February 2, 2020
	As Reported	As Reported	Business Exited	Adjusted
Operating Loss
Gross Margin	$32,682	$31,427	$—	$31,427
Selling, administrative and other operating costs	33,747	39,497	—	39,497
Restructuring and severance costs	632	1,246	(32)	1,214
Impairment charges	31	11	—	11
Total Operating Loss	$(1,728)	$(9,327)	$32	$(9,295)

GAAP to Non-GAAP Reconciliations
(in thousands, except per share data)

	Three Months Ended January 31, 2021
	As Reported	Restructuring and Impairment Costs	Adjusted
Earnings per Share
Net loss	$(2,446)	$663	$(1,783)

Per share data:
Basic:
Net loss	$(0.11)		$(0.08)
Weighted average number of shares	21,793		21,793

Diluted
Net loss	$(0.11)		$(0.08)
Weighted average number of shares	21,793		21,793

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